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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-23995, 333-34521 and 333-70313) on Form S-8 of BostonFed Bancorp, Inc.
(the "Company") of our report dated January 24, 2003, except for note 11 which is as of March 6, 2003), with respect to the consolidated balance sheets of the Company as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002. Our report refers to the adoption of Statement of Financial Accounting Standard ("SFAS") No. 142 "Goodwill and Other Intangible Assets".

                                                                    /s/ KPMG LLP


Boston, Massachusetts
March 28, 2003